Exhibit 10.3

Final

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is entered into as of March 8, 2010 by and between Ian Gardner (“Mr. Gardner”), and Helix Wind, Corp., a Nevada corporation (the “Company”).  Mr. Gardner has resigned as Chief Executive Officer and a member of the Board of Directors of the Company effective March 8, 2010 (“Employment Termination Date”).  This Agreement is entered into in consideration of the commitments made by each party to the other, all of which commitments are set forth in this Agreement.

1.           The Company and Mr. Gardner agree as follows:

(a)           Cash Payments.  The Company acknowledges its outstanding debt obligations to Mr. Gardner in the amount of $188,722 as follows: (i) $56,740 for cash advances made by Mr. Gardner to the Company; (ii) $115,365 for a loan extended by Mr. Gardner to the Company; and (iii) $16,667 in unpaid vacation.  The Company agrees to repay 50% of the $188,722 concurrent with the execution of the Agreement, and repay the remaining 50% of the $188,722 upon the Company’s closing of an equity financing resulting in minimum gross proceeds of $1,000,000.

(b)           Convertible Note.  The Company acknowledges its outstanding debt obligations to Mr. Gardner in the amount of $144,833 as follows: (i) $75,667 in accrued compensation for 2008; (ii) $29,166 in accrued compensation for the time period between August 2009 and February 2010; and (iii) $40,000 in accrued board compensation.   The Company agrees to repay the amount of $144,833 pursuant to the terms of the Convertible Note (the “Convertible Note”) in the form attached hereto as Exhibit 1(b), which shall be executed by the Company and Mr. Gardner concurrently with the execution of this Agreement by the Company and Mr. Gardner..

(c)           Shares of Common Stock.  The Company shall issue Mr. Gardner 4,800,000 restricted shares of Company common stock concurrently with the execution of this Agreement by the Company and Mr. Gardner, which shall be subject to the Lock-Up Agreement referenced in Section 7(a).

2.           Pledged Shares.  Mr. Gardner acknowledges and agrees that as of the Employment Termination Date he has relinquished all ownership interest in the 4,800,000 shares of Company Common Stock (including any and all proceeds from the sale of such shares) which he pledged to St. George Investments, LLC pursuant to the terms of the Stock Pledge Agreement dated January 27, 2010 between Mr. Gardner and St. George Investments, LLC.

3.           Convertible Note.  Mr. Gardner and the Company acknowledge and agree that the 9% Convertible Note in the principal amount of $72,768 dated February 11, 2009 (“9% Convertible Note”) shall remain in effect pursuant to the terms of the 9% Convertible Note..

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4.           Warrant.  Mr. Gardner and the Company acknowledge and agree that the Warrant dated February 11, 2009 (the “Warrant Agreement”) to purchase up to 145,536 shares of Company Common Stock shall remain in effect pursuant to the terms of the Warrant Agreement.

5.           Stock Options.  Mr. Gardner and the Company acknowledge and agree that the Share Employee Stock Option Plan Notice of Grant of Incentive Stock Option/Incentive Stock Option Agreement dated February 11, 2009 (the “Stock Option Agreement”) to purchase up to 3,253,740 shares of Company Common Stock shall remain in effect pursuant to the terms of the Stock Option Agreement and the Company’s Share Employee Incentive Stock Option (“Stock Option Plan”).  As of the Employment Termination Date, 2,602,992 options under the Stock Option Agreement have vested at an exercise price of $.55 per share, and the remaining 650,748 options under the Stock Option Agreement shall be deemed to have expired as provided under Section 7(a) (ii) of the Share Employee Stock Option Plan.

6.           Facility Lease.  Mr. Gardner and the Company acknowledge and agree that the Lease Agreement dated November 1, 2008 between BRER VENTURES, LLC and the Company for the Company’s headquarters located at 1848 Commercial Street, San Diego, California 92113 (the “Building”) is amended as of the Employment Termination Date to provide that (i) the square footage covered by the Lease Agreement shall be reduced to 1,666 square feet, and the Company shall determine which section(s) it will now be leasing by March 5, 2010; (ii) the monthly rent shall be $2,500.00 effective as of the date that Company has reduced its occupied space to 1,666 square feet, duly notified Mr. Gardner of such reduction, and Mr. Gardner shall have confirmed such reduction within 1 business day; (iii) the term is converted to a month to month term, and BRER VENTURES, LLC must provide the Company at least 45 days prior written notice of termination; and (iv) Mr. Gardner shall not have access to the Company’s offices from 8:00 a.m. to 5:00 p.m. Mondays through Fridays or on Saturday or Sunday without first notifying the Company’s President by email, telephone or text message that Mr. Gardner needs access to the building for business reasons. In addition, Mr. and Mrs. Gardner and their affiliates shall not occupy the Building while the Company is leasing any portion of the Building. All other terms of the current Lease Agreement between Company and Brer Ventures, LLC shall remain in full force and effect.

7.           Lock-Up Agreement; Status of Shares.

(a)           Lock-Up.  Mr. Gardner acknowledges and agrees that all shares of Company Common Stock to be received from the Company or any third party shall be subject to the Lock-Up Agreement dated February 5, 2009 executed by Mr. Gardner in favor of the Company, then called Clearview Acquisitions, Inc. (the “Lock-up Agreement”), including, without limitation, the shares of Company Common Stock to be received pursuant to Section 1(b), Section 1(c), Section 3, Section 4 and/or Section 5.

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(b)           Restricted Shares.  Mr. Gardner acknowledges and agrees that all shares of Common Stock to be received pursuant to Section 1(b), Section 1(c), Section 3, Section 4 and/or Section 5 (i) are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom; (ii) are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the shares of Common Stock have not yet been registered under the Securities Act; and (iii) may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

8.           Voting of Company Shares; Company Actions.

(a)           Removal of Gene Hoffman.  Concurrently with the execution of this Agreement by the Company and Mr. Gardner, Mr. Gardner shall deliver to the Company the resignation executed by Gene Hoffman providing for his resignation from the Board of Directors of the Company as of March 8, 2010, in the form provided by the Company to Gene Hoffman.

(b)           No Proxy Contest.  Until March 8, 2012, Mr. Gardner agrees not to vote his shares in favor of any candidate for the Company’s Board of Directors which is not nominated by Company management, and during this time period, not to initiate, support in any manner, or directly or indirectly contest management’s candidate(s) for the Company’s Board of Directors.

(c)           No Bankruptcy or Reorganization.  On the condition that the Company meets its obligations under this Agreement, Mr. Gardner agrees not to, directly or indirectly, petition or apply to any tribunal for the appointment of any receiver, liquidator, or trustee for the Company or for any substantial part of the Company’s property or assets, or commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction against or involving the Company.

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9.           Morgan Litigation. Mr. Gardner and the Company acknowledge that on or about July 10, 2009, Kenneth Morgan filed an action against the Company, Mr. Gardner and Scott Weinbrandt in the San Diego Superior Court, Central District, Case No. 37-2009-00093802 entitled Kenneth Morgan v. Helix Wind, et al. alleging, inter alia, breach of the Kenneth Morgan Employment Agreement, and on or about November 6, 2009, the Company filed a cross-complaint alleging, inter alia, breach of the Kenneth Morgan Employment Agreement, naming Kenneth Morgan as cross-defendant.  Kenneth Morgan’s Complaint and all amendments thereto, and the Company’s related Cross-Complaint in Case No. 37-2009-00093802 entitled Kenneth Morgan v. Helix Wind, et al. shall hereinafter be referred to collectively as the “Morgan Action”.  Mr. Gardner and the Company agree to use their best efforts to settle the Morgan Action resulting in a payment by the Company in an amount no greater than $150,000.  Mr. Gardner and the Company agree to execute any and all required documents, including a settlement agreement in the form substantially similar to that previously executed with Kenneth Morgan on or about December 11, 2009, to settle the Morgan Action.  The settlement amounts paid by the Company shall be made in accordance with the terms of the previously executed settlement agreement dated on or about December 11, 2009.  In the event the Morgan Action cannot be settled, Mr. Gardner and the Company agree to cooperate in good faith with one another in defending the Morgan Action, with each of Mr. Gardner’s controlled entities, on the one hand, and the Company on the other hand, bearing their own legal costs in defending the Morgan Action. The Company agrees to bear the costs in defending Mr. Gardner personally as it relates to the claims in the Morgan Action against the Company.

10.           Termination of Employment and Company Agreements; Fulfillment of Company Obligations.  Mr. Gardner acknowledges and agrees that effective as of the Employment Termination Date, (i) his employment with the Company shall be terminated; (ii) he has resigned all positions as an officer (including as the Chief Executive Officer) and director of the Company; (iii) his Employment Agreement dated June 1, 2008, as amended, (the “Employment Agreement”) with the Company is terminated (except for the provisions which survive as provided in Section 11); (iv) his Board of Directors Service and Indemnification Agreement dated March 12, 2008 is terminated although no rights to indemnification are released; and (v) any and all employment or board services agreements are terminated.  As of the Employment Termination Date, Mr. Gardner shall no longer represent himself as an officer, director or employee of the Company.  Except as set forth in this Agreement, Mr. Gardner agrees the Company has already paid him any and all salary, other wages, vacation pay and/or severance pay and expense reimbursement he is owed, and that no such further payments or amounts are owed or will be owed.

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11.           Confidentiality Agreement.  Mr. Gardner acknowledges and agrees to continue to be bound by the confidentiality, proprietary rights, invention disclosure and ownership, and non-solicitation provisions from his Employment Agreement which are attached hereto as Exhibit 11 (the “Employee Confidentiality Agreement”), and which shall continue in full force and effect.

12.           Release by Mr. Gardner.  Contingent upon the Company meeting its obligations to Mr. Gardner under this Agreement, and except for any rights or claims created by or contained in this Agreement, Mr. Gardner, for himself and for each of the Gardner Owned Entities (as defined in Section 20) and his representatives, heirs, successors and assigns, does hereby release, acquit and forever discharge the Company and its past, present and future employees, agents, officers, directors, shareholders, partners, heirs, executors, administrators, insurers, successors and assigns (all hereinafter “Releasees”), from and against any and all claims, rights, demands, actions, obligations, liabilities and causes of action, whether asserted or unasserted, of any and every kind, nature and character whatsoever, known or unknown, that he may now have or has ever had against Releasees, or any of them, including but not limited to those arising from or in any way connected with or related to:

(a)           the employment of Mr. Gardner by Releasees, or any of them, the termination of that employment, the lack of such employment, or any claims of discrimination or retaliation, including but not limited to any claims arising under the Civil Rights Act of 1964, California’s Fair Employment and Housing Act, and any claims of discrimination arising under any federal, state or local law; and

(b)           all acts or omissions of Releasees, or any of them, whatsoever occurring before the Effective Date of this Agreement (as defined in Section 29 below), except for (i) any acts or omissions that would constitute a breach of Company’s obligations under this Agreement, or (ii) any acts of fraud or intentional misconduct or violations of law.

13.           Release by the Company.  Contingent upon Mr. Gardner meeting his  obligations to the Company under this Agreement, and except for any rights or claims created by or contained in this Agreement, the Company, for itself and for each of its representatives, successors and assigns, does hereby release, acquit and forever discharge Mr. Gardner and each of the Gardner owned entities from and against any and all claims, rights, demands, actions, obligations, liabilities and causes of action, whether asserted or unasserted, of any and every kind, nature and character whatsoever, known or unknown, that it may now have or has ever had against Mr. Gardner, including but not limited to those arising from or in any way connected with or related to:

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(a)           the employment of Mr. Gardner by Releasees, or any of them, the termination of that employment, the lack of such employment, or any claims of discrimination, harassment or retaliation, including but not limited to any claims arising under the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, and the Americans with Disabilities Act, and any claims arising under any federal, state or local law; and

(b)           all acts or omissions of Mr. Gardner, whatsoever, occurring before the Effective Date of this Agreement, except for (i) any acts or omissions that would constitute a breach of Mr. Gardner’s obligations under this Agreement or the Employee Confidentiality Agreement, or (ii) any acts of fraud or intentional misconduct or violations of law.

14.           Section 1542 Waiver.  Mr. Gardner and the Company understand and agree that this Agreement is a full and final release covering all known and unknown and unanticipated injuries, debts, claims or damages to him or it that have arisen or may have arisen from any matters, acts, omissions or dealings released in Sections 12 and 13 above.  Therefore, as to these matters released above, Mr. Gardner and the Company hereby expressly waive and relinquish any and all rights or benefits that he or it may now have, or in the future may have under the terms of Section 1542 of the California Civil Code and any similar law of any state or territory of the United States.  Said section provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Mr. Gardner and the Company acknowledge that he and it are aware that he or it may hereafter discover facts in addition to, or different from, those which he or it now knows or believes to be true, but it is his and its intention hereby, fully and finally and forever, to settle and to release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, that do now exist, may exist or heretofore have existed with respect to those matters described in Sections 12 and 13.

15.           No Filings.  Mr. Gardner warrants and represents that he has not filed any claim, charge, action or complaint concerning any matter referred to in this Agreement.  Mr. Gardner further agrees neither to file nor to encourage another to file any claims, charges, actions or complaints for damages concerning any matter referred to in this Agreement, except as otherwise provided by law.

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16.           Non-Disparagement of the Company and Parties; No Contact. Mr. Gardner agrees not to engage in any form of conduct or make any statements or representations that disparage, criticize or otherwise be critical, or otherwise impair the reputation, goodwill or commercial interests, of the Company, or its past, present and future subsidiaries, divisions, affiliates, successors, officers, directors, attorneys, agents and employees. The Company agrees that neither it nor any of its Senior Executives shall engage in any form of conduct or make any statements or representations that disparage, portray in a negative light, or otherwise impairs the reputation of Mr. Gardner. "Senior Executives" include Scott Weinbrandt and Kevin Claudio. The Company shall provide Mr. Gardner with a reasonable opportunity to review in advance any press release or Form 8-K filing by the Company that refers to Mr. Gardner.  Mr. Gardner also agrees not to contact any customer, supplier, vendor, banker, investment banker, investor or shareholder of the Company for the purposes of discussing the Company, the Senior Executives or any Company business.

17.           Company Property; Company Intellectual Property.

(a)           Mr. Gardner acknowledges and agrees (i) all Company assets (as listed on the Company’s balance sheet) are owned solely by the Company and Mr. Gardner does not have any ownership claim in such assets; and (ii) all Company intellectual property, including, without limitation, all trade secrets, patents, patent applications, concepts, designs, diagrams, manuals, trademarks, copyrights, websites, drawings, related to the Company or its business and assets are owned solely by the Company, and Mr. Gardner does not have any ownership claim in such assets.

(b)           Whenever requested by the Company, and at Company’s cost and expense, Mr. Gardner shall testify in all legal proceedings, sign all lawful papers and otherwise perform all acts necessary or appropriate to enable the Company and its successors and assigns to obtain and enforce legal protections for all such Company intellectual property in all countries.

(c)           The Company hereby assigns to Mr. Gardner the following Company property: MAC computer and associated peripherals (keyboard, mouse, hard drives after removal of Company data, ScanSnap scanner and laptop stand), 2 monitors and cell phone and headset.  The Company shall not be obligated to maintain Mr. Gardner’s cell phone service after the effective date (“Employment Termination Date”), and shall not be obligated to pay any past due amounts outstanding as of the effective date (“Employment Termination Date”).

(d)           Mr. Gardner shall return to the Company on the Employment Termination Date all Company property in his possession other than as described in subsection (c) above.  As of the Employment Termination Date, Mr. Gardner’s access to the Company’s computer system, e-mail server and voice mail shall be terminated.

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18.           Representation; No Admission.  This settlement was either negotiated for Mr. Gardner by a legal representative of his own choosing or he, after having had a reasonable opportunity to obtain a legal representative of his own choosing, elected to represent himself in such negotiations.  Both the Company and Mr. Gardner are voluntarily agreeing to this compromise agreement.  Except as expressly set forth herein, nothing in this Agreement shall constitute an admission of any liability or obligation.

19.           Confidentiality.  Mr. Gardner and the Company agree that he and it will neither disclose nor voluntarily allow anyone else to disclose either the fact of, the reasons for, or the provisions of this Agreement without the prior written consent of the other party, unless required to do so by law, provided, that Mr. Gardner and the Company nonetheless may disclose this Agreement and its provisions to his or its attorney, accountants and any taxing authority, and either party may disclose this Agreement in connection with any legal proceeding relating thereto.  Mr. Gardner acknowledges that the Company is required to publicly disclose the resignation of Mr. Gardner and the terms of this Agreement.

20.           Entire Agreement; Certain Definitions.  Mr. Gardner and the Company expressly state that each has read this Agreement and understands all of its terms, that the preceding paragraphs recite the sole consideration for this Agreement , and that this Agreement constitutes the entire agreement with respect to any matters referred to in it.  This Agreement supersedes any and all other agreements between Mr. Gardner and the Company except for the Employee Confidentiality Agreement, the Convertible Note, the 9% Convertible Note, the Warrant Agreement, the Stock Option Plan and the Lock-Up Agreement, each of which shall remain in full force and effect.  This Agreement may only be amended in writing signed by Mr. Gardner and the President of the Company, and it is executed voluntarily and with full knowledge of its significance.  As used throughout in this Agreement, (i) “Company” shall include any and all subsidiaries of the Company, and (ii) “Mr. Gardner” shall include Hyperion Business Services, LLC, BRER VENTURES, LLC, the Fidelis Charitable Remainder Trust, and all trusts and entities directly or indirectly owned or controlled by Mr. Gardner (collectively, the “Gardner Owned Entities”).  Mr. Gardner represents and warrants to the Company that Hyperion Business Services, LLC and BRER VENTURES, LLC are 100% owned and controlled by Mr. Gardner and his brother, Brian Scott Gardner.  All references to “days” in this Agreement shall be calendar days.

21.           Governing Law.  This Agreement will be interpreted pursuant to the laws of the State of California.

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22.           No Solicitation.  Mr. Gardner shall not at any time within the one (1) year period (the “Restricted Period”) immediately following the Employment Termination Date, directly or indirectly, in any territory in the United States or any foreign country in which the Company, or any subsidiary of the Company, (collectively, the "Company Entities") are doing business, or have actually investigated doing business, or where their products are sold as of the date hereof: with the exception of Mr. George Burnett III, attempt to hire any person who is employed by the Company Entities, assist in the hiring by any other entity or person of any person who is at the time employed by the Company Entities or encourage any such employee to terminate his or her relationship with the Company Entities.

23.           Indemnification.  Nothing in this Agreement shall be deemed to be a limitation or waiver of the Company’s rights or obligations to indemnify Mr. Gardner after the Employment Termination Date under the Bylaws or Certificate of Incorporation of the Company, or applicable state law.

24.           Severability; Non-Waiver.  In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect.  The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party’s right thereafter to enforce each and every provision of this Agreement.

25.           Counterparts.  This Agreement may be executed in any number of counterparts and delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

26.           Authority; Capacity.   Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary corporate action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary corporate power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

27.           Injunctive Relief.  Mr. Gardner agrees that any breach of Sections 2, 8, 9, 10, 11 (including the Employee Confidentiality Agreement), 16, 17, 19 or 22 of this Agreement will cause irreparable injury to the Company for which it would have no adequate remedy at law.  Accordingly, the Company shall be entitled to immediate injunctive relief prohibiting any breach of those sections of this Agreement.

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28.           Attorneys' Fees and Costs.  In the event either party shall bring any action to enforce or protect any of its rights under this Agreement, the prevailing party shall be entitled to recover, in addition to his or its damages, his or its reasonable attorneys' fees and costs incurred in connection therewith.

29.             Effective Date.  This Agreement shall be effective once it is signed by all Parties (the "Effective Date").

30.           CIRCULAR 230 DISCLAIMER.  EACH PARTY TO THIS AGREEMENT (FOR PURPOSES OF THIS SECTION, THE "ACKNOWLEDGING PARTY"; AND EACH PARTY TO THIS AGREEMENT OTHER THAN THE ACKNOWLEDGING PARTY, AN "OTHER PARTY") ACKNOWLEDGES AND AGREES THAT (1) NO PROVISION OF THIS AGREEMENT, AND NO WRITTEN COMMUNICATION OR DISCLOSURE BETWEEN OR AMONG THE PARTIES OR THEIR ATTORNEYS AND OTHER ADVISERS, IS OR WAS INTENDED TO BE, NOR SHALL ANY SUCH COMMUNICATION OR DISCLOSURE CONSTITUTE OR BE CONSTRUED OR BE RELIED UPON AS, TAX ADVICE WITHIN THE MEANING OF UNITED STATES TREASURY DEPARTMENT CIRCULAR 230 (31 CFR PART 10, AS AMENDED); (2) THE ACKNOWLEDGING PARTY (A) HAS RELIED EXCLUSIVELY UPON HIS OR ITS OWN, INDEPENDENT LEGAL AND TAX ADVISERS FOR ADVICE (INCLUDING TAX ADVICE) IN CONNECTION WITH THIS AGREEMENT, (B) HAS NOT ENTERED INTO THIS AGREEMENT BASED UPON THE RECOMMENDATION OF ANY OTHER PARTY OR ANY ATTORNEY OR ADVISOR TO ANY OTHER PARTY, AND (C) IS NOT ENTITLED TO RELY UPON ANY COMMUNICATION OR DISCLOSURE BY ANY ATTORNEY OR ADVISER TO ANY OTHER PARTY TO AVOID ANY TAX PENALTY THAT MAY BE IMPOSED ON THE ACKNOWLEDGING PARTY; AND (3) NO ATTORNEY OR ADVISER TO ANY OTHER PARTY HAS IMPOSED ANY LIMITATION THAT PROTECTS THE CONFIDENTIALITY OF ANY SUCH ATTORNEY'S OR ADVISER'S TAX STRATEGIES (REGARDLESS OF

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WHETHER SUCH LIMITATION IS LEGALLY BINDING) UPON DISCLOSURE BY THE ACKNOWLEDGING PARTY OF THE TAX TREATMENT OR TAX STRUCTURE OF ANY TRANSACTION, INCLUDING ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

I have read this Separation Agreement and Release and I accept and agree to the provisions contained in this Agreement and hereby execute it voluntarily and with full understanding of its consequences.

/s/ Ian Gardner
Ian Gardner, individually and on behalf of all Gardner Owned Entities

/s/ Brian Scott Gardner
Brian Scott Gardner, as Co-Member of Hyperion Business Services, LLC and BRER VENTURES, LLC, solely as this Agreement and Release relates to those entities

Helix Wind, Corp. By: /s/ Scott Weinbrandt Name: Scott Weinbrandt Title: President

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